Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Jean C. Neel
Vice President — Corporate Affairs
Haynes International, Inc.
765-456-6489

HAYNES INTERNATIONAL, INC. ANNOUNCES RATIFICATION OF LABOR AGREEMENT

KOKOMO, IN, December 28, 2015 — Haynes International, Inc. (Nasdaq: HAYN) announced today that membership of the United Steelworkers Local 1505 has ratified a five-year agreement covering bargaining unit employees at the Company’s Arcadia, Louisiana facility.

“We are very pleased that our employees have ratified this new five-year agreement,” said Jean Neel, Vice President — Corporate Affairs of the Company.  “We believe that this was a successful negotiation process that produced a fair result for both sides.  With this agreement in place, we look forward to continuing to focus our efforts on building a strong future for our company.”

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high performance alloys, primarily for use in the aerospace, land-based gas turbine and chemical processing industries.

Cautionary Note Regarding Forward-Looking Statements

This news release may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements may include, but are not limited to, statements regarding the intent, belief or current expectations of the Company or its management with respect to the USW’s ratification of the labor contract; strategic plans; revenues; financial results; global economic and political conditions; and production levels at the Company’s Kokomo, Indiana facility.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company’s control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties, some of which are discussed in Item 1A. of Part 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.